Exhibit 99.1
Contact Information:

IR Agency Contact:
RAE Systems	Lippert/Heilshorn & Associates, Inc.
Investor Relations	Becky Herrick
408-952-8449	415-433-3777
investorrelations@raesystems.com	bherrick@lhai.com
RAE Systems Announces First Quarter 2011 Results
— Reports revenue of $22.4 million and gross margin of 61% —
SAN JOSE, Calif. — May 16, 2011 —RAE Systems Inc. (NYSE AMEX: RAE), a leader in delivering innovative sensor solutions to serve industrial, energy, environmental, and government safety markets worldwide, reported financial results and business highlights for the first quarter ended March 31, 2011.
For the first quarter of 2011, RAE Systems reported revenue of $22.4 million, compared with $16.9 million in the same quarter in 2010. For the first quarter of 2011, The Americas contributed 49% of total revenue; Europe contributed 26%; and Asia contributed 25%. Gross margin for the first quarter of 2011 was 61%, compared with 56% for the first quarter of 2010, reflecting an improved product mix of sales primarily in the Americas and Europe. Total operating expenses for the first quarter of 2011 were $15.8 million, compared with $9.6 million for the first quarter of 2010. Total operating expenses for the first quarter of 2011 included legal expenses of $1.5 million related to the company’s previously announced merger with a private equity firm and payment of a termination fee of $3.4 million to Battery Ventures, in accordance with the terms of the Battery Merger Agreement. The net loss for the first quarter of 2011 was $2.9 million, or $0.05 per share, compared with a net loss of $364,000, or $0.01 per share, for the first quarter of 2010.
About RAE Systems
RAE Systems is a leading global provider of rapidly deployable connected, intelligent gas detection systems that enable real-time safety and security threat detection. RAE Systems products are used in more than 95 countries by many of the world’s leading corporations and government agencies.
RAE Systems offers a full line of wirelessly enabled solutions including personal, hand-held, transportable, and fixed instruments designed to meet the needs of any usage scenario. Applications include energy production, refining, industrial and environmental safety, public venue safety and government first responder markets.
For more information about RAE Systems, please visit raesystems.com.
Safe Harbor Statement
This press release may contain “forward-looking” statements, as that term is used in Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, without limitation: expressions of “belief,” “anticipation,” or “expectations” of management; statements as to industry trends or future results of operations of RAE Systems and its subsidiaries; and other statements that are not historical fact. These types of statements address matters that are subject to risks and uncertainties, which could cause actual results to differ materially. Factors that could cause or contribute to such differences include, but are not limited to, the general economic and industry factors, and investigation and receptiveness of the market to RAE Systems and its products. In addition, our forward-looking statements should be considered in the context of other risk factors discussed in our filings with the Securities and Exchange Commission, including but not limited to our annual report on Form 10-K and Form 10-Q filings, available online at http://www.sec.gov. All forward-looking statements are based on information available to the company on the date hereof, and the company assumes no obligation to update such statements.
[Tables to Follow]

RAE Systems Inc.
Consolidated Balance Sheets
(in thousands, except share and par value data)
(unaudited)

	March 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$13,380	$16,296
Restricted cash	—	2,000
Trade notes receivable	2,117	2,018
Accounts receivable, net of allowances of $3,821 and $3,539, respectively	14,793	14,286
Accounts receivable from affiliate	187	200
Inventories	13,320	11,546
Prepaid expenses and other current assets	5,522	4,557
Income taxes receivable	133	130
Current assets of discontinued operation	—	6,093

Total current assets	49,452	57,126

Property and equipment, net	12,251	10,730
Intangible assets, net	110	196
Investments in unconsolidated affiliates	139	184
Other assets	396	393
Noncurrent assets of discontinued operation	—	3,478

Total assets	$62,348	$72,107

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,308	$5,475
Accounts payable to affiliate	13	25
Bank lines of credit	1,810	1,814
Accrued liabilities	9,878	11,957
Notes payable to related parties, current	286	278
Income taxes payable	428	128
Deferred revenue, current	586	557
Current liabilities of discontinued operation	—	5,790

Total current liabilities	20,309	26,024

Deferred revenue, non-current	796	776
Deferred tax liabilities, non-current	143	141
Deferred gain on sale of real estate	3,650	3,809
Other long-term liabilities	1,527	1,491
Noncurrent liabilities of discontinued operation	—	182

Total liabilities	26,425	32,423

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock, $0.001 par value, 200,000,000 shares authorized; 59,512,064 and 59,512,064 shares issued and outstanding as of March 31, 2011 and December 31, 2010, respectively	59	59
Additional paid-in capital	65,238	65,041
Accumulated other comprehensive income	6,693	7,786
Accumulated deficit	(36,735)	(34,311)

Total RAE Systems Inc. shareholders’ equity	35,255	38,575
Noncontrolling interest	668	1,109

Total shareholders’ equity	35,923	39,684

Total liabilities and shareholders’ equity	$62,348	$72,107

RAE Systems Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2011	2010
Net sales	$22,447	$16,855
Cost of sales	8,772	7,359

Gross profit	13,675	9,496

Operating expenses:
Sales and marketing	5,089	4,173
Research and development	1,761	1,579
General and administrative	8,961	3,826

Total operating expenses	15,811	9,578

Operating loss from continuing operations	(2,136)	(82)
Other income (expense):
Interest income	4	23
Interest expense	(26)	(21)
Other, net	(76)	46
Equity in loss of unconsolidated affiliates	(46)	(51)

Loss from continuing operations before income taxes	(2,280)	(85)
Income tax expense	(585)	(129)

Loss from continuing operations	(2,865)	(214)
Loss from discontinued operations, net of tax	—	(194)

Net loss	(2,865)	(408)
Net (income) loss attributable to the noncontrolling interest, continuing operations	(39)	12
Net loss attributable to the noncontrolling interest, discontinued operations	—	32

Net (income) attributable to the noncontrolling interest	(39)	44

Net loss attributable to RAE Systems Inc.	$(2,904)	$(364)

Earnings per common share — basic and diluted:
Continuing operations	$(0.05)	$(0.01)
Discontinued operations	—	—

Net loss per share — basic and diluted	$(0.05)	$(0.01)

Weighted-average common shares outstanding — basic and diluted	59,512	59,405

	Three Months
	Ended December 31,
	2011	2010
Net sales	100%	100%
Cost of sales	39%	44%

Gross profit	61%	56%

Operating expenses:
Sales and marketing	23%	25%
Research and development	8%	9%
General and administrative	40%	22%

Total operating expenses	71%	56%

Operating loss from continuing operations	-10%	0%
Other income (expense):
Interest income	0%	0%
Interest expense	0%	0%
Other, net	-1%	0%
Equity in loss of unconsolidated affiliates	0%	0%

Loss from continuing operations before income taxes	-11%	0%
Income tax expense	-2%	-1%

Loss from continuing operations	-13%	-1%
Loss from discontinued operations, net of tax	0%	-1%

Net loss	-13%	-2%
Net (income) loss attributable to the noncontrolling interest	0%	0%
Net loss attributable to the noncontrolling interest,discontinued operations	0%	0%

Net (income) loss attributable to the noncontrolling interest	0%	0%

Net loss attributable to RAE Systems Inc.	-13%	-2%